EXHIBIT 21
SUBSIDIARIES OF NEENAH, INC.
The following is a list of subsidiaries of Neenah, Inc., along with each entity’s place of incorporation or organization. Unless otherwise noted, the listed subsidiaries are wholly owned by Neenah, Inc.
NPCC Holding Company, LLC, Delaware
Neenah Paper Company of Canada, Nova Scotia
Neenah Paper International Finance Company BV, Netherlands
Neenah Paper International Holding Company, LLC, Delaware
Neenah Paper Michigan, Inc., Delaware
Neenah and Menasha Water Power Company, Wisconsin (80%)
Neenah Paper International, LLC, Delaware
Neenah Gessner GmbH, Germany
Neenah Germany GmbH, Germany
Neenah Services GmbH&Co. KG, Germany
Leiss — GmbH Co. KG, Germany (55%)
Neenah Gessner Unterstützungskasse GmbH, Germany
Neenah Gessner Grundstücksverwaltungsgesellschaft mbH & Co. KG, Germany
Neenah Paper FVC, LLC, Delaware
Neenah Paper FR, LLC, Delaware
Neenah Filtration, LLC, Delaware
Neenah Technical Materials, Inc., Massachusetts
Neenah Filtration Appleton, LLC, Delaware
Neenah FMK Holdings, LLC, Delaware
ASP FiberMark, LLC, Delaware
Neenah Northeast, LLC, Delaware
Neenah International UK Limited, United Kingdom
Neenah Red Bridge International Limited, United Kingdom
Neenah Global Holdings BV, Netherlands
Neenah Coldenhove Holding BV, Netherlands
Neenah Coldenhove BV, Netherlands
Coldenhove Know How BV, Netherlands
Neenah Hong Kong Limited, Hong Kong